Exhibit 99.1

FIRST AMENDMENT TO THE
LOAN AND SECURITY AGREEMENT AND
SECURED SUBORDINATED PROMISSORY NOTE

THIS FIRST AMENDMENT (the “Amendment”) to the Loan and Security Agreement (the “Loan Agreement;” capitalized terms used but not defined herein shall have the meanings ascribed to them therein), dated as of February 12, 2003, by and among VERSO TECHNOLOGIES, INC., a Minnesota corporation (“Borrower”), and CLARENT CORPORATION, a Delaware corporation (“Lender”), and that certain Secured Subordinated Promissory Note in the original aggregate principal amount of $3,000,0000 (plus capitalized interest) made by Borrower in favor of Lender on February 12, 2003 (the “Note”), is made as of February 15, 2008, by and between Borrower and Lender.

W I T N E S S E T H:

WHEREAS, pursuant to the terms of the Note, principal and accrued but unpaid interest on the Note are due within three business days following February 12, 2008;

WHEREAS, Borrower and Lender desire to amend the Loan Agreement and the Note as provided herein,

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein, the parties hereto do hereby agree as follows:

SECTION 1.       Amendments to the Loan Agreement and the Note.  The Loan evidenced by the Note shall be amended as follows:

(a)           Section 1 of the Note shall be amended to read in its entirety as follows:

1.
Principal Repayment.  The outstanding principal amount of the Loan (together with all accrued and unpaid interest thereon) shall be due and payable on or before March 3, 2008 (such date the “Initial Extended Maturity Date”); provided, however, that if Borrower pays to Lender seven hundred twenty eight thousand five hundred fifty seven dollars and ninety three cents ($728,557.93) of the outstanding principal amount of the Loan, which amount represents all of the unpaid capitalized interest as of the date of this Amendment (the “Capitalized Interest Payment”), on or before the Initial Extended Maturity Date, then the outstanding principal amount of the Loan (together with all accrued and unpaid interest thereon) shall be due and payable within three (3) Business Days of August 12, 2008 (the “Final Extended Maturity Date, and “Maturity Date” shall mean, for all purposes under the Note, the Initial Extended Maturity Date or, if applicable, the Final Extended Maturity Date).

(b)           The first paragraph of Section 2 of the Note shall be amended to read in its entirety as follows:

2.           Interest.  Borrower further promises to pay interest (which interest shall not be capitalized interest) on the outstanding principal amount hereof (accruing commencing on February 13, 2008 until payment in full at the rate of eight percent (8%) per annum or the maximum rate permissible by law (which, under the laws of the State of California, shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less.  All interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.  Accrued and unpaid interest shall be paid on a monthly basis in arrears within three (3) Business Days of the last Business Day in respect of each immediately preceding month.  For purposes hereof, “Business Day” means a day (other than a Saturday or Sunday) on which banks are open in Atlanta, Georgia, for the conduct of substantially all of their activities.

SECTION 2.       Amendment Fee.  In consideration of the amendments effected hereby, Borrower shall pay to Lender no later than February 16, 2008 an amendment fee equal to $50,000.00 (the “Amendment Fee”), which amount is fully earned upon the execution and delivery by the parties of this Amendment.  The Amendment Fee is non-refundable.  If Lender does not receive the Amendment Fee by the close of business on February 16, 2008, then this Amendment shall be void and of no effect.

SECTION 3.       Bankruptcy Court Approval.  Promptly following the date hereof, Lender shall file a motion with Bankruptcy Court seeking the Bankruptcy Court’s order approving the terms of this Amendment.  Each of Lender and Borrower agrees to cooperate with each other and use its commercially reasonable efforts to obtain such order as soon as practicable.  If the Bankruptcy Court refuses to issue such order, then this Amendment shall terminate, the terms of the Loan and the Note shall revert to their original terms and Lender may exercise all of its rights and remedies thereunder upon the return to Borrower of the Capitalized Interest Payment and all other amounts paid to Lender pursuant to this Amendment (other than the Amendment Fee).

SECTION 4.       Effect on Loan Agreement, Note and Subordination Agreement.  Except as otherwise specifically provided herein, the Loan Agreement and the Note shall not be amended but shall remain in full force and effect.  Subject to the consent of Laurus Master Fund, Ltd. (“Laurus”) to the terms of this Amendment, which written consent has been obtained, as reflected in Exhibit A hereto, dated February 15, 2008, Lender acknowledges that the certain Subordination Agreement by and between Lender and Laurus dated as of September 20, 2006 shall remain in full force and effect.

SECTION 5.       Headings.  The Section headings contained in this Amendment are for reference purposes only and will not affect in any way the meaning or interpretation of this Amendment.

SECTION 6.       Counterparts.  This Amendment may be executed simultaneously in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument, and counterparts may be delivered by facsimile.

[Signatures on next page]

IN WITNESS WHEREOF, each of Borrower and Lender has caused this Amendment to be executed and delivered by its respective officer or representative thereunto duly authorized, all as of the day and year above written.

VERSO TECHNOLOGIES, INC.

By:	/s/ Martin D. Kidder
Martin D. Kidder
Its Chief Financial Officer

CLARENT CORPORATION

By:	/s/ Susan L. Uecker
Susan L. Uecker
Its Liquidating Trustee

Exhibit A

From:	Dhamendra Lachman
Sent:	Friday, February 15, 2008 9:26 PM
To:	marty.kidder
Subject:	RE: Revised First Amendment – URGENT
Attachments:	First Amendment to Clarent Loan Agreement (3)++.DOC

Laurus Master Fund, Ltd. (“Laurus” or “Senior Lender”) hereby consents to attached First Amendment to the Loan and Security Agreement and Secured Subordinated Promissory Note (“Agreement”) dated as of February 15, 2008 by and among Verso Technologies, Inc. and Clarent Corporation (“Clarent”), subject to Section 4 of the attached Agreement, which states that “Subject to the consent of Laurus Master Fund, Ltd. (“Laurus”) to the terms of this Amendment, which written consent has been obtained, as reflected in Exhibit A hereto, dated February 15, 2008, Lender acknowledges that the certain Subordination Agreement by and between Lender and Laurus dated as of September 20, 2006 shall remain in full force and effect.”

Dhamendra Lachman
Title: Team Leader